Exhibit 10.6

[***] PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO ITEM 601(B)(2) OF REGULATIONS S-K AS (I) NOT MATERIAL AND (II) LIKELY TO CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. THE COMPANY HEREBY UNDERTAKES TO FURNISH UNREDACTED COPIES OF THIS EXHIBIT UPON REQUEST BY THE SECURITIES AND EXCHANGE COMMISSION; PROVIDED, HOWEVER, THAT THE COMPANY MAY REQUEST CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 OF THE EXCHANGE ACT FOR SUCH UNREDACTED COPIES OF THIS EXHIBIT.

SYNERGIQC NETWORK AND RESEARCH FUNDING AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into:

BY AND BETWEEN:	NATIONAL RESEARCH COUNCIL CANADA, a departmental corporation of the Government of Canada, whose head office address is 1200 Montreal Road, Ottawa, Ontario K1A 0R6 Canada;

(hereinafter referred to as “NRC” or as a “Research Entity” or the “Lead Research Entity”)

AND:	INSPIREVAX INC., a corporation duly constituted under the laws of Quebec, having its head office at 46 rue de Saint-Tropez, Kirkland, Quebec H9J 2K6 Canada;

(hereinafter referred to as “Inspirevax”)

AND:	ORAGENICS INC., a corporation duly constituted under the laws of the state of Florida, United States, having its head office at 4902 Eisenhower Boulevard – Suite 125- Tampa, Florida 33634, U.S.A.;

(hereinafter referred to as “Oragenics”)

(each of Inspirevax and Oragenics may hereinafter be referred to individually as a “Co-Funder” and may collectively be referred to as the “Co-Funders”)

AND:

CQDM - CONSORTIUM QUÉBÉCOIS SUR LA DÉCOUVERTE DU MÉDICAMENT (FÉDÉRAL), a not-for-profit corporation duly constituted and governed by the Canada Not-for-profit Corporations Act, having its registered office at 630 René-Lévesque Boulevard West, 20th floor, Montréal, Québec, Canada, H3B 1S6;

(hereinafter referred to as “CQDM”)

(each of Inspirevax, Oragenics and CQDM may hereinafter be referred to individually as a “Funder” and may collectively be referred to as the “Funders”)

(each of NRC, Inspirevax and Oragenics and CQDM, hereinafter referred to individually as a “Party” and collectively as the “Parties”)

PREAMBLE

WHEREAS CQDM is a not-for-profit organization created to promote, stimulate and support drug research, development and discovery and, accordingly, to fund and manage the fulfilment of innovative research projects aimed at developing tools, enabling technologies, or new drug candidates that facilitate and accelerate the drug discovery and development process;

WHEREAS Inspirevax is a company pursuing the development of mucosal adjuvants for use in vaccines and immunotherapies administered by the intranasal route;

WHEREAS Oragenics is a development-stage company dedicated to fighting infectious diseases, including those caused by coronaviruses and multidrug-resistant organisms;

WHEREAS NRC is a public institution and accordingly its services to be rendered hereunder are exonerated from applicable taxes;

WHEREAS the Project Summary attached hereto, the Contract Documentation identified therein and the intervention(s) of the Investigator(s) attached hereto form an integral part of this Agreement and all capitalized terms used herein are defined in the Project Summary and Contract Documentation;

WHEREAS in case of earlier start of the Project, the Research Entity(ies) and Co-Funder(s) acknowledge that they have been informed in due time and understood that this Agreement would apply and govern retroactively as if signed on such earlier start date indicated in the Project Summary, as applicable, unless indicated otherwise in this Agreement;

WHEREAS the Co-Funder(s) and the Third-Party Funder(s) (if any) selected the Project for funding, and the Research Entity(ies) agree(s) to perform the Project in accordance with this Agreement;

NOW THEREFORE, in consideration of the foregoing premises, the Parties have caused their duly authorized representatives to sign this Agreement as of May 29 2023:

NATIONAL RESEARCH COUNCIL CANADA		CQDM - CONSORTIUM QUÉBÉCOIS SUR LA DÉCOUVERTE DU MÉDICAMENT (FÉDÉRAL)

/s/ Lakshmi Krishnan		/s/ Diane Gosselin
Name:	Lakshmi Krishnan	Name:	Diane Gosselin
Title:	VP Life Sciences	Title:	President and CEO

INSPIREVAX INC.

/s/ Joseph Zimmerman
		Name:	Joseph Zimmerman
		Title:	President & CEO

ORAGENICS INC.

/s/ Kimberly Murphy
		Name:	Kimberly Murphy
		Title:	President &CEO

INTERVENTIONS

The undersigned, being a Principal Investigator or Co-Investigator, having read and understood this Agreement, hereby agrees to be bound by the obligations of the Principal Investigator or Co- Investigator, whichever applies, to act in accordance with all the terms and conditions of this Agreement.

In addition, by accepting funding from the Granting Agency(ies) through CQDM, the undersigned understand that maintaining public trust in the integrity of researchers is fundamental to building a knowledge-based society and they affirm that they have read and they agree to conduct the Project in accordance with (i) internal ethical principles in force in concerned Research Entity, the principles established in the Tri-Council Policy Statement (available at: https://ethics.gc.ca/eng/tcps2-eptc2_2018_chapter3-chapitre3.html) and other applicable scientific, ethical and professional standards regulation, guidance and laws namely as it relates to ethical review, consent process, confidentiality and privacy; (ii) Granting Agency(ies) Policies and Guidelines (available at: https://science.gc.ca/eic/site/063.nsf/eng/h_1E7A5F18.html); (iii) the Agreement and, when applicable, (iv) terms and conditions set forth by the Third-Party Funder(s).

Principal Investigator

The NRC Principal Investigator’s participation, work and compliance with the Project governed by the NRFA Agreement is committed and confirmed by the signature of the person authorized to sign on behalf of NRC on the signature page.

Name: Yves Durocher

Date: NA

Co-Investigator(s)

The NRC Co-Investigator’s participation, work and compliance with the Project governed by the NRFA Agreement is committed and confirmed by the signature of the person authorized to sign on behalf of NRC on the signature page.

Name: Matthew Stuible

Date: NA

(End of signatures)

PROJECT SUMMARY

Project title:	Development of a Variant-Agnostic COVID-19 Protein Antigen Candidate for a Multivariant Intranasal Vaccine

CQDM Program:	SynergiQc

Project scheduled start and Completion Date:	October 1, 2022	December 31, 2024

Lead Research Entity and Principal Investigator:	NRC	Dr. Yves Durocher

Other Research Entities and Co-Investigators:	NRC	Dr. Matthew Stuible

Research Entity(ies) notice information:	NATIONAL RESEARCH COUNCIL CANADA Attention: Dr Yves Durocher, Project Leader 6100 Royalmount Avenue, Montreal, Quebec H4P 2R2 Canada Email: yves.durocher@nrc-cnrc.gc.ca

Funder(s) notice information:

CQDM - CONSORTIUM QUÉBÉCOIS SUR LA DÉCOUVERTE

DU MÉDICAMENT

E-mail: contracts@cqdm.org

Attention: the CQDM President

INSPIREVAX INC.

Joseph Zimmermann, CEO

46 rue de Saint-Tropez,

Kirkland, Quebec H9J 2K6 Canada

Email: joseph@inspirevax.com

ORAGENICS INC.

Janet Huffman, Chief Financial Officer

4902 Eisenhower Boulevard, Suite 125

Tampa, Florida 33634 U.S.A.

Email: jhuffman@oragenics.com

Funds Manager:	NATIONAL RESEARCH COUNCIL CANADA

REPORTING

Financial Reports:

Reports to be provided:

(a) Semi-annual financial reports as of March 31st and September 30th of each year during the Term within thirty (30) days;

(b) a final consolidation report for the Project signed by the authorized representative of each Research Entity within thirty (30) days after the Completion Date or upon termination of this

Agreement;

Scientific Reports:

Reports to be provided:

(a) Semi-annual scientific reports as of March 31st and September 30th of each year during the Term within (30) days;

(b) a final scientific report within thirty (30) days after the Completion Date or upon termination of this Agreement;

Other Reports:

(a) Key Performance Indicators (KPI) report as of March 31st of each year during the Term within thirty (30) days;

(b) End of project satisfaction and outcome report;

(c) Longitudinal reports on project outcomes (to be completed for a minimum of 5 years after the Term).

CONTRACT DOCUMENTATION	REFERENCE
This Project Summary	-
Project Executive Summary	Attached as Schedule 1
Milestones & Deliverables	Attached as Schedule 2(A)
Gantt Chart	Attached as Schedule 2(B)
Funding Structure	Attached as Schedule 2(C)
Budget	Attached as Schedule 2(D)
Payment Schedule	Attached as Schedule 2(E)
General Terms & Conditions	Attached as Schedule 3
Rules established by the Government of Québec concerning eligible expenses including related travel	Attached as Schedule 4
IP Management and Commercialization Agreement	Attached as schedule 5 ☒	Not app. ☐
Special terms & conditions	Attached as schedule 6 ☐	Not app. ☒

SCHEDULE 1

PROJECT EXECUTIVE SUMMARY

Challenge: As the global SARS-CoV-2 situation continues to evolve, the strategy of focusing vaccine development on the currently dominant variant of concern should be complemented by approaches that provide more durable and wider protection against future emerging variants that can be quickly manufactured for urgent deployment.

Solution: We believe that a spike antigen or mixture of antigens, possibly based in part on zoonotic virus sequences, could be designed as a booster for individuals already immunized with current SARS-CoV-2 vaccines to provide better protection against emerging variants with yet unknown spike sequences. Leveraging the NRC expertise in production, characterization and pre-clinical evaluation of recombinant spike proteins as candidate subunit vaccine antigens, the proposed project will support development of an intranasal COVID-19 vaccine that induces an optimal pan-variant antibody response. A diverse set of recombinant zoonotic spike proteins, chimeric and stabilized constructs that will be designed de novo based on well-established protein engineering approaches will be screened initially. These proteins will be used as booster doses in mice primed with 2 doses of a reference-strain SARS-CoV-2 spike-based vaccine and mice sera will be profiled for antibody specificity against a range of SARS-CoV-2 variants. In subsequent stages of the project, iterative protein engineering, CHO cell line development and in vivo experiments will be performed to narrow down the number of candidates and refine dosing and antigen combination strategies. A research cell bank (RCB) readily amenable to Master Cell Bank (MCB) generation that eventually would be used for clinical trials will also be created to ensure a rapid manufacturing in response to the emergence of new SARS-CoV-2 variants.

Expected Achievements/Impact: Ultimately, the project will deliver two to four well- characterized stable CHO pools (RCBs) expressing vaccine antigens with well-established preclinical efficacy (using intranasal immunization). These 2-4 novel antigens will be rapidly deployable to generate MCBs and Drug Substance (DS) using a de-risked, scaled manufacturing platform (developed already for the reference strain spike antigens) for clinical trials, enabling an efficient, informed response to future variants of concern. A corresponding set of analytical methods to characterize these antigens will be created in parallel as part of this proposal to facilitate the rapid scale up.

SCHEDULE 2(A)

MILESTONES & DELIVERABLES

MILESTONES

[***]

DELIVERABLES

[***]

SCHEDULE 2(B)

GANTT CHART

[***]

SCHEDULE 2(C)

FUNDING STRUCTURE

[***]

SCHEDULE 2(D)

BUDGET

[***]

SCHEDULE 2(E)

PAYMENT SCHEDULE

[***]

SCHEDULE 3

GENERAL TERMS & CONDITIONS

[See attached document]

SYNERGIQC GENERAL TERMS & CONDITIONS

1.	DEFINITIONS

In the Agreement, the following terms shall have the following meaning:

“Administrative Fee” means the non reimbursable fee set forth in the Funding Structure payable to CQDM upon execution of the Agreement or as otherwise agreed to in the Payment Schedule in consideration of the enabling support offered by CQDM hereunder, in accordance with the requirements of the Granting Agency(ies);

“Agreement” means the Network and Research Funding Agreement, the Project Summary, the Contract Documentation identified therein and the intervention(s) of the Investigator(s);

“Budget” means the corresponding schedule included in the Contract Documentation;

“Co-Investigator(s)” means the person(s) identified as such in the Project Summary or the person(s) intervening as such to the Agreement, who shall manage the research team members within each Research Entity under the coordination of the Principal Investigator;

“Completion Date” means the completion date set forth in the Project Summary which shall not exceed thirty-six (36) months;

“Confidential Information” means all confidential information disclosed by a Party (referred to in this capacity as the “Provider”) to another Party (referred to in this capacity as the “Recipient”) including, without limitation, the terms and conditions of the Agreement and any confidential and/or proprietary information and documents relating to (i) the Project, including without limitation, all data, trade secrets, know-how and other proprietary information relating thereto and their related conception, development, use, modification and manufacturing, (ii) the Provider’s business, finances, operations, research and development activities, products or services; and (iii) all other information which is not generally known to the public or is by its nature or the circumstances in which it is made available to the Recipient, is such that it would generally be considered confidential or proprietary. Without limiting the generality of the foregoing, Confidential Information includes, without limitation, all forms of Confidential Information and support containing Confidential Information, whether oral, written or digital, whether provided, disclosed, furnished or prepared before, on or after the Effective Date of the Agreement, including all analyses, compilations, data, studies, notes, reports or other documents prepared by or for the Provider, based upon or including any of such Confidential Information and, in all cases, shall include all copies and tangible or intangible embodiments thereof, in whatever form or medium. However, Confidential Information shall not include the information that (i) is already known to the Recipient; (ii) after disclosure, became part of the public domain otherwise than through the fault of the Recipient; (iii) was in the possession of the Recipient at the time of disclosure and was not acquired, directly or indirectly, from the Provider under an obligation of confidentiality; or (iv) was received by the Recipient on a non-confidential basis from a third party, provided that such third party is not known by the Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to the Provider.

“Contract Documentation” means the Project Proposal submitted to CQDM and the documents identified as such in the Project Summary which are hereby incorporated by reference in the Agreement;

“Co-Funder(s)” means the Party(ies) entering as such into the Agreement (if any);

“CQDM Funds” means the CQDM Funds set forth in the Funding Structure to be disbursed by CQDM to co-fund Eligible Expenses of the Project in accordance with the Agreement, which includes funds received from the Granting Agency(ies);

“Deliverables” means the deliverables of the Project described in the corresponding schedule included in the Contract Documentation;

“Effective Date” means the earlier of (i) the execution date of the Agreement specified at the beginning of the signature block; or (ii) the anticipated project start date specified in the Project Summary, if any, and upon which the Agreement becomes effective.;

Schedule 3 CQDM Terms and Conditions_Modified NRC	1

SYNERGIQC GENERAL TERMS & CONDITIONS

“Eligible Expenses” means the expenses described in the Budget and made by the Research Entity(ies) in compliance with eligible expenses and travelling rules and other Granting Agency(ies) Policies and Guidelines as updated and supplemented by the Granting Agency(ies) from time to time;

“Funders” means collectively CQDM and the Co-Funder(s) (if any) and “Funder” means any of them;

“Funding Structure” means the corresponding schedule included in the Contract Documentation describing the CQDM Funds, the Matching Funds and the Administrative and annual membership fees, as applicable;

“Funds” means, collectively, the CQDM Funds and the Matching Funds;

“Funds Manager” means the sole Research Entity, when only one Research Entity enters into the Agreement, or the Research Entity identified as such in the Project Summary when multiple Research Entities enter into the Agreement, as applicable;

“General terms & conditions” means these general terms & conditions;

“Granting Agency(ies)” means governments and governments agencies which have financially contributed to the CQDM Funds, which includes the Ministère de l’Économie, de l’Innovation et de l’Énergie of the Government of Québec (“MEIE”);

“Granting Agency(ies) Policies and Guidelines” means rules established by the Granting Agency(ies) as updated from time to time;

“IP Management and Commercialization Agreement” means the agreement referred to in section 8 of these General terms & conditions and attached under corresponding schedule included in the Contract Documentation;

“Investigator(s)” means collectively the Principal Investigator(s) and the Co-Investigator(s) (if any) and “Investigator” means any of them;

“Lead Research Entity” means the Research Entity identified as such in the Project Summary when multiple Research Entities enter into the Agreement or the sole Research Entity when only one Research Entity enters into the Agreement, as applicable;

“Liability” or “Liabilities” means any losses, damages, fines, costs, liabilities and expenses (including the reasonable fees, costs and expenses of attorneys and expert and court costs), to be paid further to a court order or settlement based on a claim for any civil, criminal, statutory or regulatory liability;

“Matching Funds” means the funds set forth in the Funding Structure and payable by the Co- Funder(s) (if any) and the Third-Party Funder(s) (if any) to co-fund the Project with CQDM as detailed in the Payment Schedule;

“Milestones” means the milestones described in the corresponding schedule included in the Contract Documentation;

“Parties” means collectively CQDM, the Co-Funder(s) (if any) and the Research Entity(ies) and “Party” means any of them;

“Payment Schedule” means the corresponding schedule included in the Contract Documentation;

“Principal Investigator(s)” means the person(s) identified as such in the Project Summary or the person(s) intervening as such to the Agreement, who shall manage the Project in accordancewith the Agreement;

“Project” means the research project presented in the Project Proposal and as identified, amended and supplemented by the Agreement, including, for clarity, the Funding Structure, the Milestones, the Deliverables, the Gantt Chart, the Budget and the Payment Schedule;

Schedule 3 CQDM Terms and Conditions_Modified NRC	2

SYNERGIQC GENERAL TERMS & CONDITIONS

“Project Proposal” means the proposal and supplement and amendments thereto, if any, provided to CQDM to apply for funding of the Project;

“Project Summary” means the corresponding schedule included in the Contract Documentation;

“Reports” means the reports listed in the Project Summary to be completed by the Research Entity(ies) in forms provided by CQDM or as otherwise indicated by CQDM from time to time;

“Research Entity(ies)” means the Party(ies) entering as such into the Agreement; “Term” has the meaning set out in section 12 of these General terms & conditions;

“Third-Party Fund(s)” means (if any) the portion of the Matching Funds set forth in the Funding Structure payable by Third-Party Funder(s) as detailed in the Payment Schedule; and

“Third-Party Funder(s)” means (if any) the entity(ies) identified as such in the Funding Structure and that is/are not a party to the Agreement.

2.	NETWORK

In consideration of performing a Project co-funded by CQDM, and provided that the Research Entity(ies) and the Co-Funder(s) are not in default hereunder, each Research Entity and Co- Funder(s) shall be or become, as soon as practically possible following the Effective Date, a member of CQDM of a class of membership to be determined by CQDM, pay the annual membership fees as determined by CQDM and become part of the network created by CQDM’s activities.

3.	PROJECT

The Research Entity(ies) and the Investigator(s) undertake to:

3.1	use best efforts to duly achieve the Project including the Milestones and the Deliverables within established timelines;

3.2	promptly inform CQDM of any event which may have a material impact on the Project and obtain prior written approval from all Parties before (i) making any change to the Milestones, Budget and/or Deliverables; or (ii) making any material change to the Project;

3.3	promptly provide Reports within established timelines;

3.4	conduct the Project in accordance with (i) internal ethical principles in force in concerned Research Entity, the principles established in the Tri-Council Policy Statement (available at: https://ethics.gc.ca/eng/tcps2-eptc2_2022_chapter3-chapitre3.html) and other applicable scientific, ethical and professional standards regulation, guidance and laws namely as it relates to ethical review, consent process, confidentiality and privacy; (ii) Granting Agency(ies) Policies and Guidelines; (iii) the Agreement and, when applicable, (iv) terms and conditions set forth by the Third-Party Funder(s);

3.5	obtain all appropriate rights, certifications, consents, permits and/or required ethical board approvals in due time to timely perform and complete the Project and provide copies thereof upon request;

3.6	abide by the internal policies and the principles established by the Granting Agency(ies) on conflict of interests and avoid any potential or actual conflict of interests in the conduct of the Project and where any such conflict of interest either arises or exists, disclose it promptly and manage it by taking such steps or by putting such measures in place as appropriate or as may be required by CQDM;

Schedule 3 CQDM Terms and Conditions_Modified NRC	3

SYNERGIQC GENERAL TERMS & CONDITIONS

3.7	maintain effective, complete and accurate written records of the experiments and other forms of work carried out in connection with the Project; and

3.8	abide by the internal procurement policy in place adopted by the applicable Research Entity, and proceed by way of tendering when applicable, for all expenses related to the purchase of goods and service required for the performance of the Project or construction work with an expenditure equal to or greater than the minimum threshold under the Act respecting contracting by public bodies (RLRQ, Chapter C-65.1).

4.	FUNDS

4.1	Funders will disburse their respective Funds to the Research Entity(ies) in accordance with the Payment Schedule subject to each of the Research Entities duly carrying out, performing and completing each of its obligations under the Agreement.

4.2	Disbursements of CQDM Funds are further subject to (i) timely payment of the Administrative Fee to CQDM; (ii) fulfillment of any condition(s) imposed by the selection committee and/or Granting Agency(ies), as applicable; (iii) the achievement of the milestones and deliverables planned in the reference period; (iv) confirmation by the Research Entity(ies) of receipt of corresponding Matching Funds and in-kind contribution (if any); and (v) receipt of corresponding funds by CQDM from the Granting Agency(ies).

4.3	Final payment of the CQDM Funds will be adjusted so that all disbursements made to the Research Entity(ies) for the performance of the Project balance with the actual Eligible Expenses reported by the Research Entity(ies).

4.4	CQDM Funds cannot be exceeded and can be spent strictly for Eligible Expenses required to perform the Project in accordance with the Agreement before the Completion Date.

4.5	Disbursement(s) of CQDM Funds are subject to applicable taxes, including GST and QST. Depending on its tax status a Research Entity could be exonerated from such applicable taxes. When applicable according to its tax status, the Research Entity shall remit taxes and make the required declarations to the appropriate government authority. Accordingly, the Research Entity shall provide its QST and GST numbers in the Budget prior to the first disbursement and advise the Funders of any change thereof during the term of the Agreement. All costs to a Research Entity in relation with taxes shall be assumed by said Research Entity.

4.6	CQDM will disburse contribution to academic Research Entity(ies)’ indirect costs of research determined by Granting Agency(ies), if any, as detailed in the Payment Schedule. Research Entity(ies) is/are responsible to obtain and collect indirect costs of research from Co-Funder(s) (if any) and/or Third-Party Funder(s) (if any) in accordance with Granting Agency(ies) Policies and Guidelines, as applicable.

4.7	The CQDM Funds are subject to appropriation of sufficient funds by the Granting Agency(ies) and approval of their respective treasury boards and continued receipt of contributions from Granting Agency(ies). The Research Entity(ies) acknowledge(s) that CQDM is not and shall not be held responsible for failure or delay of the Granting Agency(ies) to disburse corresponding funds to CQDM. The Research Entity(ies) further acknowledge(s) and agree(s) that CQDM is not and shall not be held responsible for failure or delay of Co- Funder(s) (if any) and Third-Party Funder(s) (if any) to disburse the Matching Funds.

Schedule 3 CQDM Terms and Conditions_Modified NRC	4

SYNERGIQC GENERAL TERMS & CONDITIONS

5.	BOOKS AND RECORDS

5.1	The Research Entity(ies) will maintain accurate and separate records and accounts of all expenses made in connection with the Project in accordance with generally accepted accounting principles, consistently applied, in such a way that the Funds are properly managed and protected in accordance with the Agreement and show descriptions and book values of all transactions involving the Funds. The Research Entity(ies) will maintain adequate financial controls at all times and follow specific financial controls that may be requested by CQDM. Such records and accounts shall be kept for at least seven (7) years from the Effective Date.

5.2	The Research Entity(ies) will provide, within a reasonable delay, copies of such records and accounts to the Granting Agency(ies) and CQDM upon request and will allow periodical visits (or online audits if visits are not allowed in the Research Entity(ies)) by representatives of the Granting Agency(ies) and CQDM during regular business hours (1 visit by bi-annual reporting period) upon prior notice of at least ten (10) business days to (i) assess compliance of the Research Entity(ies) with the Agreement; and (ii) review Funds expenditures to ensure that these were made in accordance with the Agreement. The Research Entity(ies) shall reasonably and to the extent permitted by any applicable law, collaborate with representatives of the Granting Agency(ies) and/or CQDM in any such audit process.

6.	REPORTING

The Research Entity(ies) will provide Reports to CQDM at the frequency and within timelines set forth in the Project Summary and other information reasonably required by CQDM and the Co- Funder(s) (if any) from time to time. CQDM is hereby expressly authorized to share these Reports and other information with the Co-Funder(s) and Third-Party Funder(s) (if any) and the Granting Agency(ies).

7.	LEADS & FUNDS MANAGER

7.1	When multiple Research Entities are involved, the Lead Research Entity will, for the purposes of the Agreement (i) serve as the main contact for the Research Entity(ies) and liaise with CQDM on behalf of the Research Entity(ies); (ii) obtain required consents and signatures from the Research Entities, as applicable; (iii) provide Reports and other information reasonably required by the Funder(s) and (iv) act as the Funds Manager unless another Research Entity is appointed to act as Funds Manager in the Project Summary.

7.2	Appointment of a Lead Research Entity does not affect the rights, obligations and responsibilities of the other Research Entity(ies) under the Agreement. The other Research Entity(ies) must collaborate with the Lead Research Entity at all times. For clarity, the Lead Research Entity has no authority to bind the other Parties and shall not be responsible or liable by the mere fact that it is the Lead Recipient for any failure by any Research Entity to comply with the obligations set forth herein.

7.3	When multiple Research Entities are involved, the CQDM Funds will be disbursed to the Funds Manager. The Funds Manager shall promptly redistribute CQDM Funds received to the Research Entity(ies) in accordance with the Budget.

8.	RESULTS AND INTELLECTUAL PROPERTY

8.1	The Research Entity(ies) and the Co-Funder(s), as applicable, will agree on ownership and management of the results of the Project, as well as the commercialization and the exploitation rights thereof, restrictions on publications and applicable procedures in a separate agreement(the “IP Management and Commercialization Agreement”).

Schedule 3 CQDM Terms and Conditions_Modified NRC	5

SYNERGIQC GENERAL TERMS & CONDITIONS

8.2	The IP Management and Commercialization Agreement and amendments thereto, if any, shall comply with the letter and spirit of the rules and policies established by the Granting Agency(ies) Policies and Guidelines that encourages and facilitates commercialization as promoted by the Granting Agency(ies). Copies of amendment(s) to the IP Management and Commercialization Agreement, if any, shall be provided to CQDM promptly to allow assessment of impact of such amendment(s) on the Project.

9.	CONFIDENTIAL INFORMATION

9.1	The Parties will, from time to time, disclose Confidential Information to each other under the Agreement. Such Confidential Information exchanged between the Parties and the Investigator(s) shall be kept confidential and not be disclosed to anyone outside the Parties and Investigator(s). Notwithstanding the foregoing, certain relevant Confidential Information may be disclosed to person with a “need to know” basis for the purpose of the Agreement such as employees, students, and consultants or to actual or potential partners such as a société de valorisation, potential or actual licensee or business partners, actual or potential lenders or investors or potential acquirer or by CQDM to actual or potential Co-Funder(s) or Third-Party Funder(s); provided, however, that such receiving parties are bound by confidentiality obligations consistent with this section. The Confidential Information shall be used by the other Parties strictly in connection with the execution of their obligations and their rights hereunder. The obligations and undertakings under this section shall remain in force and survive for as long as Confidential Information remain confidential.

9.2	In the event that the Recipient becomes legally compelled to disclose all or part of the Confidential Information, the Recipient shall notify the Provider and collaborate in order to prevent or limit the disclosure or obtain any appropriate protective order or measure. In the event that disclosure may not be prevented, that the protective order or other measure is not obtained or that the Provider waives compliance with this provision, the Recipient shall disclose only that portion of the Confidential Information which is required in accordance with applicable law.

10.	DISCLOSURE, ACKNOWLEDGEMENTS AND USE OF NAMES

10.1	Any press release and public disclosures by a Party concerning the Project is subject to the prior written consent of the other Party(ies), which consent shall not be unreasonably withheld or delayed. Parties however hereby expressly consent to public announcement of the Project, by way of a press release or otherwise, by CQDM and the Granting Agency(ies) and further allow them to make the following information a matter of public record by way of prints, websites, social networks or otherwise: name and department of Investigator(s), the Parties’ names, Project title, Project duration and Project value and non-confidential scientific summary of the Project provided to CQDM by the Principal Investigator or prepared by CQDM and approved by the Principal Investigator.

10.2	Any disclosure relating to the Project including publications, press releases or publicity shall mention the enabling structural support of CQDM and shall fairly represent the contribution of the other Parties as well as that of the Investigator(s) and the Granting Agency(ies) in accordance with rules established by the Granting Agency(ies) from time to time.

10.3	No Party shall use any other Party’s name or trademark or any adaptation thereof without its prior written consent, except as stated in this section.

Schedule 3 CQDM Terms and Conditions_Modified NRC	6

SYNERGIQC GENERAL TERMS & CONDITIONS

11.	REPRESENTATIONS AND COVENANTS

11.1	Each of the Parties hereby respectively and independently represents to the other Party(ies) that:(i) it has full power,

authority and capacity to enter into and perform its obligations pursuant to the Agreement and to consummate the transactions contemplated herein; (ii) it holds all rights, including intellectual property rights, allowing it to carry out the agreement and perform the Project; (iii) the execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action and constitute a legal, valid and binding obligation; (iv) there is no provision in its charter documents and, to the best of its knowledge, no provision in any existing obligation, contract or agreement to which it is bound that would be contravened by the execution, delivery or performance of the Agreement; (v) neither the performance, nor the compliance with the Agreement shall contravene any provision of the laws of any jurisdiction, including, without limitation, any statute, rule, regulation, judgement, decree, order, franchise or permit of any governmental body applicable to it; (vi) there is no action or proceeding pending or, to the best of its knowledge, threatened in writing against it before any court, administrative agency or other tribunal which might have a material adverse effect on its ability to perform its obligations hereunder; and (vii) no representation, statement or warranty contained in the Agreement or other disclosure document provided to the other Party(ies) in connection with the Agreement and the Project, contains any untrue statement of a material fact, or omits to state any material fact which is necessary in order to make the statements contained therein not misleading.

11.2	Each of the Research Entities further respectively and independently represents and covenants that:

11.2.1	(i) it is duly constituted under the laws of the province of Québec or the laws of Canada;(ii) it has at least one establishment operating in the province of Quebec; and (iii) it will promptly inform CQDM in writing of any changes in that respect;

11.2.2	it has secured Third-Party Funds (if any) and will provide written confirmation thereof upon request;

11.2.3	(i) it has not claimed, and will not claim, reimbursement of Eligible Expenses from more than one source except when these sources are co-funding the Project as indicated in the Budget; (ii) it has not used, and will not use, Funds as matching funds for other projects or use funds received for other projects as Matching Funds in connection with the Project; and (iii) it will promptly inform CQDM of the award of other funding granted or received from any source for the Project; and;

11.2.4	it maintains and will maintain during the Term and for three (3) years thereafter, at its sole cost and expense,customary general liability insurance subscribed by similar research entities to cover Project related activities or is self-insured by a government authority for an amount and with such other terms as is customary in the industry for similar activities and will ensure, when applicable, that its research team members, including the Investigator(s) maintain professional order membership and professional liability insurances relevant to their Project related activities.

11.3	Each of the Co-Funder(s) further respectively and independently represents that it has sufficient funds available to provide its portion of the Matching Funds and in-kind contribution (if any) committed to the Project as further detailed in the Funding Structure.

12.	TERM

12.1	The Agreement shall commence on the Effective Date and shall remain in full force and effect until the completion of the Project (the “Term”) unless earlier terminated pursuant to these General terms & conditions.

12.2	Upon earlier termination for any reason or expiration of the Term, the Research Entity(ies), the Investigator(s), and their research team members shall immediately cease any work on the Project under the Agreement and cease further expenses of the CQDM Funds and each Research Entity shall repay in its entirety the portion of the CQDM Funds that it received in consideration of the performance of the Project and that it did not spend according to the Budget. Notwithstanding the above, the Co-Funders and the Lead Research Entity can agree in writing to continue the performance of the Project without any further liability on CQDM.

Schedule 3 CQDM Terms and Conditions_Modified NRC	7

SYNERGIQC GENERAL TERMS & CONDITIONS

12.3	The expiration or termination of the Agreement shall not release a Party from any obligation which by its nature shall survive expiration or termination (including for clarity confidentiality and reporting) or any liability which have matured prior to expiry or termination, except as otherwise provided herein.

13.	TERMINATION

CQDM may terminate the Agreement in whole or as to the concerned Party, with immediate effect upon written notice to the other Party(ies), if:

13.1	a Milestone or Deliverable is not attained or disclosed, a Report is not provided, a Party or an Investigator does not comply with any representation, warranty or obligation under the Agreement or any part of the Matching Funds (if any) is not paid in accordance with the Agreement, and such non-compliance is not cured within thirty (30) days following a prior written notice to that effect;

13.2	a Party or an Investigator provided untrue, inaccurate or misleading statement of a material fact, omitted to state any material fact information or made a false representation in the Project Proposal, the Agreement or a Report;

13.3	an event having a material impact on the Project occurs, Granting Agency(ies) Policies and Guidelines are not respected or the Granting Agency(ies) terminate(s) the funding of the Project or otherwise require(s) that the Project be terminated for public interest reasons; or

13.4	a Party ceases its activities or avails itself of, or becomes subject to, any proceeding under the bankruptcy laws.

14.	OTHER RIGHTS AND RECOURSES

14.1	Notwithstanding anything contained herein and in addition to its other rights and recourses, CQDM may, in case of a situation listed in section 13 or a non-compliance with the Agreement (i) withhold or postpone any disbursement of CQDM Funds; (ii) unilaterally modify disbursement schedule established in the Payment Schedule; (iii) require reimbursement of CQDM Funds not spent in accordance with the Agreement or set them off against future disbursement(s); and/or (iv) require additional reporting from the Research Entity(ies).

14.2	In case of termination due to sections 13.2, 13.3 or 13.4, CQDM may, at the request of the Granting Agency(ies), further require reimbursement in whole or in part of CQDM Funds disbursed and the concerned Research Entity shall proceed with such reimbursement within ten (10) days.

14.3	Reimbursement of CQDM Funds hereunder will bear interest at the applicable rate applicable determined in accordance with section 28 of the Tax Administration Act (RLRQ, Chapter A-6.002) and effective on the date of payment of the amount is subject to reimbursement. Interest may be calculated retroactively from that date or on any other date determined by the Granting Agency(ies).

15.	INDEMNIFICATION

15.1	Each of the Research Entities is responsible for any Liabilities caused by such Research Entity or that of its employees, agents, representatives or subcontractors or resulting from a breach of its obligations under the Agreement or the law in the performance of the Agreement. Each Research Entity shall indemnify and hold CQDM and their employees, directors, officers, agents and the Granting Agency(ies) harmless from and against any and all such Liabilities upon request.

15.2	To the maximum extent permitted by applicable law, in no event will either Party be liable to the other Party for any indirect, special, incidental or exemplary damages whatsoever, including but not limited to, loss of revenue or profit, lost or damaged data, business interruption or any other pecuniary loss whether based in contract, or other causes of action, even if such Party has been advised of the possibility of such damages, except in relation to gross negligence or wilful breach of this Agreement.

Schedule 3 CQDM Terms and Conditions_Modified NRC	8

SYNERGIQC GENERAL TERMS & CONDITIONS

16.	EXCLUSION OF WARRANTY

Except as specifically set out in the Agreement, neither the Research Entity(ies) nor the Investigator(s) makes any representation or warranty regarding the results of the Project and disclaim any warranty, express, legal or implied of merchantability or fitness for a particular purpose.

17.	GENERAL PROVISIONS

17.1	Entire Agreement; Amendments, Interpretation. This Agreement supersedes all agreements previously entered between the Parties, whether written or verbal, in respect of the subject matter thereof and shall be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. No amendment of the Agreement shall be binding unless in writing and signed by all the Parties. The provisions of the Agreement are severable and should any provision(s) be determined to be invalid, illegal or unenforceable, the concerned provision(s) shall be stricken or modified, within the original intent of the Parties, to make the provision(s) valid and enforceable. The remainder of the Agreement shall remain in full force and effect. If at any time during the Agreement and thereafter any Party requests further documents, instruments or assurances in order to carry out the provisions hereof, then the Party or the Investigator from which such documents, instruments and assurances are requested shall make its best efforts to promptly execute and deliver any such documents, instruments and assurances and do all things reasonably necessary to carry out the provisions hereof, all at the cost and expense of the Party requesting such documents, instruments and assurance.

17.2	Assignment. No right or obligation related to the Agreement shall be assigned by any Party without the prior written consent of the other Parties.

17.3	Independence. The Parties are independent entities engaged in independent business, and none of the Parties nor any of its agents or employees shall be regarded as an agent or employee of another Party. Nothing herein shall be construed as reserving to any Party the right to control another Party in the conduct of its employees or business, nor shall any Party have the authority to make any promise, guarantee, warranty, or representation which will create any obligation or Liability whatsoever, whether express or implied, on behalf of another Party. The Parties are not joint venturers or partners in any sense.

17.4	Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be sent by e-mail (with confirmation of delivery) and addressed as follows:

If to CQDM:

E-mail: contracts@cqdm.org

Attention: the CQDM President

or to such other e-mail address designated in writing by a Party to the other Party. Notices delivered by e-mail (with confirmation of delivery) shall be deemed received on the date sent, provided that such transmittal occurs prior to 5:00 P.M. Eastern Standard Time, and if sent thereafter, any e-mail shall be deemed received on the next following [business] day.

Failing the ability to send an e-mail Notice pursuant to this Section due to the receipt of an automated non delivery message from an e-mail system (a “bouncing email”), then such Notice shall be either hand delivered or mailed by overnight courier postage prepaid and addressed as follows:

If to CQDM:

630 René-Lévesque Blvd. West, 20th floor, Montreal (Quebec) H3B 1S6

Attention of: the CQDM President

Schedule 3 CQDM Terms and Conditions_Modified NRC	9

SYNERGIQC GENERAL TERMS & CONDITIONS

17.5	Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws in force in the Province of Québec and the federal laws of Canada applicable therein, without regard to the principles of conflict of law. The Parties hereby elect to submit any dispute arising out of or related to this Agreement to the exclusive jurisdiction of the courts of the Province of Québec.

17.6	No Waiver of Rights. In order to be effective, any waiver, by any Party, of any right under the Agreement, must be in writing signed by an authorized representative of the Party making the waiver. No such waiver or failure of any Party to enforce a right or strict performance under the Agreement shall be deemed to be a waiver or forbearance which would in any way prevent such Party from subsequently asserting or exercising any such rights, making a claim not specifically waived, or requiring strict performance of the Agreement. No such waiver or failure to enforce shall affect the validity of the Agreement or be a continuing waiver excusing compliance with any provision of the Agreement in the future.

17.7	Currency. Amounts referred to in the Agreement are in Canadian dollars.

17.8	Execution in Counterparts. This Agreement may be executed in counterparts (including in portable document format (“PDF”)), each of which, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

17.9	Language. The Parties have accepted that the Agreement and any notice thereunder be drawn up in English. Les parties ont accepté que ce contrat et tout avis en découlant soient rédigés en anglais.

[The remainder of this page is intentionally left blank.]

Schedule 3 CQDM Terms and Conditions_Modified NRC	10

SCHEDULE 4

RULES ESTABLISHED BY THE GOVERNMENT OF QUÉBEC CONCERNING ELIGIBLE EXPENSES INCLUDING RELATED TRAVEL

Dépenses admissibles à la SUBVENTION

Les dépenses énumérées dans cette annexe sont admissibles aux fins du calcul de la SUBVENTION en vertu de la présente convention. Ces dépenses admissibles sont composées des coûts liés directement aux projets de recherche, de valorisation, de transfert et d’innovation du BÉNÉFICIAIRE.

Coûts directs des projets

Les coûts directs des projets font référence aux dépenses directement imputables aux projets financés ou réalisés par le BÉNÉFICIAIRE. Ils englobent notamment la rémunération du personnel de recherche, les bourses à des étudiants et d’autres frais directement imputables aux projets.

Coûts indirects des projets

Les coûts indirects des projets font référence à des dépenses de fonctionnement additionnelles découlant des projets de recherche, mais ne pouvant pas être spécifiquement imputées à ceux-ci.

Ils comprennent les frais liés à l’exploitation et à l’entretien des infrastructures, à la gestion et à l’administration des projets, ainsi qu’au respect des différents règlements et normes en vigueur.

Dépenses de projets

Coûts directs des projets

Postes de dépenses liés directement aux projets financés:

●	Salaires, traitements et avantages sociaux (voir spécificités)
●	Bourses à des étudiants
●	Matériel, produits consommables et fournitures
●	Achat ou location d’équipements (voir spécificités)
●	Frais de gestion
●	Frais de gestion d’exploitation de propriété intellectuelle
●	Honoraires professionnels
●	Frais de déplacement et de séjour liés à la réalisation du projet, en conformité avec les normes gouvernementales en vigueur énoncées dans le Recueil des politiques de gestion du gouvernement du Québec
●	Compensations monétaires pour participation aux projets
●	Frais de diffusion des connaissances
●	Frais d’animaleries et de plateformes
●	Frais liés aux contrats de sous-traitance

Coûts indirects des projets (pour les dépenses encourues par les établissements universitaires, les centres hospitaliers affiliés, les collèges et les CCTT)

Dépenses de fonctionnement additionnelles nécessaires à la réalisation des projets. Un taux fixe de 27% est appliqué aux cinq postes de dépenses suivants des coûts directs des projets:

1) Salaires, traitements et avantages sociaux; 2) Bourses à des étudiants;

3) Matériel, produits consommables et fournitures; 4) Achat ou location d’équipements;

5) Frais de déplacement et de séjour.

Ces coûts directs, pour les cinq postes de dépenses, doivent avoir été financés par le Ministère

Spécificités:

●	Les sommes liées à la libération des professeurs universitaires pour réaliser des activités dans le cadre des projets ne peuvent figurer dans ce poste de dépenses, à moins que l’établissement confirme par lettre le coût réel de la période de dégagement du chercheur de ses responsabilités habituelles.

●	Les salaires, incluant les avantages sociaux des professeurs nouvellement recrutés par une institution académique sur la base d’une expertise reconnue, peuvent être couverts pour une période maximale de trois ans, tant qu’ils font partie d’une chaire de recherche qui se consacre à répondre aux besoins d’une industrie émergente au Québec.

●	Les dépenses liées à l’achat de petits équipements ou à la location d’équipements sont d’un maximum de 25% du total des dépenses admissibles. La valeur d’achat de chaque équipement doit être égale ou inférieure à 25 000 $ avant les taxes.

Dépenses admissibles et barème des frais de déplacement

Les frais de déplacement réfèrent aux frais encourus alors qu’une personne se déplace à l’extérieur de son territoire habituel de travail.

La présente annexe présente un résumé du recueil des politiques de gestion en vigueur au gouvernement du Québec concernant les directives relativement aux frais de déplacement qui doivent être suivies par le BÉNÉFICIAIRE et qui sont indiquées sur le site Web se trouvant au lien suivant: https://www.tresor.gouv.qc.ca/fileadmin/PDF/secretariat/Directive_frais_remboursables.pdf

a) Frais de déplacement au Québec

Les frais de déplacement réfèrent aux frais encourus alors qu’une personne se déplace à l’extérieur de son territoire habituel de travail.

La présente annexe concerne les frais de déplacement liés à certains modes de transport, à l’hébergement en établissement hôtelier, ainsi qu’aux frais de restaurant.

Transport

Le recours au transport en commun doit être favorisé dans la mesure où cela est plus économique que l’usage d’un véhicule personnel.

Lors de l’utilisation d’un véhicule personnel, les taux suivants sont admissibles selon le kilométrage applicable au cours de l’exercice financier du BÉNÉFICIAIRE:

Kilométrage annuel	Taux
1re tranche : 1 – 8 000 km	0,590 $/km
2[e] tranche : plus de 8 000 km	0,530 $/km

Si un moyen approprié de transport en commun est disponible et qu’un véhicule personnel est utilisé, le taux admissible est réduit à 0,170 $   par kilomètre ainsi parcouru.

Hébergement en établissement hôtelier

Les indemnités quotidiennes maximales sont les suivantes pour l’hébergement dans un établissement hôtelier:

Indemnités maximales
Ville	Basse saison (Du 1er novembre au 31 mai)	Haute saison (Du 1er juin au 31 octobre)
Territoire de la ville de Montréal	151 $	166 $
Territoire de la ville de Québec	127 $
Villes de Laval, Gatineau, Longueuil, Lac- Beauport et Lac-Delage	122 $	132 $
Établissements situés ailleurs au Québec	100 $	104 $
Tout autre établissement	95 $

Frais de repas

Les indemnités quotidiennes maximales sont les suivantes:

Taux applicables
Déjeuner	13,75 $
Dîner	18,90 $
Souper	28,50 $
Total	61,15 $

Les taux ci-dessus incluent les taxes et les pourboires.

b) Frais de déplacement hors du Québec

La présente section concerne les frais encourus hors du Québec pour les programmes dans lesquels ce type de frais s’applique.

Un barème tenant compte des variations de taux de change est édité par le Conseil du trésor et disponible sur demande auprès du ministère de l’Économie et de l’Innovation (MEI).

Transport

Le recours au transport en commun doit être favorisé dans la mesure où cela est plus économique que l’usage d’un véhicule personnel.

La copie du billet de train, d’avion ou de location de véhicule est exigée à titre de pièce justificative, ainsi que la copie de la facture d’achat.

Pour les billets de transport urbain, le justificatif d’achat est exigé pour la demande de remboursement de plus d’un trajet (exemple : billet forfaitaire à la journée/sur plusieurs jours ou billet par 10 unités).

En cas d’utilisation d’un véhicule personnel pour un déplacement au Canada ou aux États-Unis, un calcul basé sur le coût moyen du litre d’essence au Québec et aux États-Unis s’applique. Les résultats du calcul des indemnités de kilométrage allouées lors de déplacements à l’extérieur du Canada seront fournis sur demande.

Hébergement et repas en établissement hôtelier

Le barème appliqué est celui utilisé par les délégations du Québec à l’étranger; il peut être obtenu auprès du MEI.

Les montants maximaux portés au barème n’incluent pas les taxes en vigueur dans les pays concernés qui, lorsqu’elles sont appliquées, doivent être remboursées en sus.

À titre de pièce justificative, la facture et la preuve de paiement sont exigées.

Taux de change

Tout écart de tarification découlant des variations des taux de change entre les frais de repas et d’hébergement encourus et la tarification prévue par le Conseil du trésor peut être remboursable sur présentation de pièces justificatives témoignant du taux de conversion de la monnaie canadienne en monnaie locale.

SCHEDULE 5

IP MANAGEMENT AND COMMERCIALIZATION AGREEMENT

[See attached document]

National Research Council Canada	Conseil national de recherches Canada	Collaborative Research Agreement
Non-Exclusive Licence Included ☐

Business Confidential-Protected B

BETWEEN:	NATIONAL RESEARCH COUNCIL OF CANADA	(called the “NRC”)

a departmental corporation forming part of the Government of Canada created by the National Research Council Act (R.S.C. 1985, c. N-15), and an agent of His Majesty the King in Right of Canada whose head office address is: 1200 Montreal Road, Ottawa, Ontario K1A 0R6 Canada for its Human Health Therapeutics (HHT) Research Centre located at:
6100 Royalmount Avenue, Montreal, Quebec H4P 2R2 Canada

Scientific contact: Yves Durocher - Email: yves.durocher@cnrc-nrc.qc.ca
Business contact: Alexandre Serrano - Email: alexandre.serrano@cnrc-nrc.qc.ca

AND:	ORAGENICS INC.	(called “Oragenics” or “Collaborator-1”)

a corporation under the laws of the State of Florida, United States of America whose address is: 4902 Eisenhower Boulevard - Suite 125- Tampa, Florida 33634, U.S.A.

Business Contact: Kim Murphy - Email: kmurphy@oragenics.com
Technical contact: Terrence Cochrane - Email: t.c@brevisrefero.com

AND:	INSPIREVAX INC.	(called “lnspireVax” or “Collaborator-2”)

a corporation under the laws of the Province of Quebec, Canada whose address is: 46 rue de Saint-Tropez,
Kirkland, Quebec H9J 2K6 Canada

Contact: Joseph Zimmermann - E-mail: joseph@inspirevax.com

(Individually referred to as a “Party” and collectively referred to as the “Parties”; Collaborator-1 and

Collaborator-2 individually referred to as “Collaborator” and collectively referred to as

“Collaborators”)

WHEREAS

a)	The Parties have submitted a grant application with NRC reference number A-0045024 (hereinafter called the “Grant Application”) to the Consortium Quebecois pour le Developpement des Medicaments (hereinafter referred to as “CQDM”) to obtain funding from the Government of Quebec for the performance of the Project described in the Statement of Work of this Agreement.

b)	The Parties to this Agreement and the CQDM have signed a funding agreement with NRC reference number A-00xyz (hereinafter the “Funding Agreement”) for the purpose of funding the Project as defined herein below.

c)	As per the Funding Agreement, the CQDM committed to fund up to 40% of the eligible costs of the Project (hereinafter referred to as the “CQDM Funds”) and the Collaborators committed to fund the remaining portion of the Project funding not covered by the CQDM Funds.

IN CONSIDERATION of the mutual covenants hereunder, the Parties agree as follows:

1.	This Agreement concerns scientific research and development, called the “Project”, described as “ Development of a Variant-Agnostic COVID-19 Protein Antigen Candidate for a Multivariant Intranasal Vaccine”.

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National Research Council Canada	Conseil national de recherches Canada	Collaborative Research Agreement
Non-Exclusive Licence Included ☐

Business Confidential-Protected B

12.	This Agreement may be executed in one or more counterparts and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one valid and binding Agreement. A portable document format (PDF) copy of an executed counterpart signature page will be as valid as an originally executed counterpart for purposes of signing this Agreement.

SIGNED by the Collaborator-1 at Tampa, Florida, U.S.A.

ORAGENICS INC.

Date:	May 16, 2023	Per:	/s/ Kimberly Murphy
Kimberly Murphy

SIGNED by the Collaborator-2 at Kirkland, Quebec, Canada

INSPIREVAX INC

Date:	May 23, 2023	Per:	/s/ Joseph Zimmerman
Joseph Zimmerman - CEO

SIGNED by the NRC at Ottawa, Ontario, Canada

NATIONAL RESEARCH COUNCIL OF CANADA

Date:	May 9, 2023	Per:	/s/ Lakshmi Krishnan
Lakshmi Krishnan -Vice President
Life Sciences Division

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National Research Council Canada	Conseil national de recherches Canada	Collaborative Research Agreement
Non-Exclusive Licence Included ☐

Business Confidential-Protected B

ANNEX IP: INTELLECTUAL PROPERTY

IP-1	NATURE OF THE PROJECT: By the nature of the Project, Arising Intellectual Property that may arise is difficult to predict, and the Parties consider it desirable to defer settling the terms on which it will be available until the Arising Intellectual Property is known.

IP-2	DEFINITIONS:

2.1	“Arising Intellectual Property” or “Arising IP” is Intellectual Property that is developed in the Project and that is disclosed in the Deliverables. The possessive adjective “the NRC’s” or “other Party’s” or “Collaborator-1’s” or “Collaborator-2’s” indicates ownership or control by that Party. For clarity, any improvement solely to BDX301 that excludes antigen shall not constitute Arising IP under this Agreement, and any improvement solely to BDX301 that excludes antigen shall be assigned to lnspirevax.

2.2	“Background IP”is IP that is developed or conceived by a Party prior to the Effective Date of this Agreement. The possessive adjective “the NRC’s” or “other Party’s” or “Collaborator- 1’s” or “Collaborator-2’s” indicates ownership or control by that Party.

2.3	“BDX301” means an adjuvant owned or controlled by Collaborator-2 to be used in this Project for the purposes of testing the antigens.

2.4	“Commercially Exploit” is to use, reproduce and modify Arising IP, and to manufacture, use, import, and sell articles embodying or made by use of any Deliverables and to provide services by the use of any Deliverables.

2.5	“Confidential Non-Project Information” means any confidential or proprietary information, either of a business or technical nature, other than Arising Intellectual Property, disclosed by one Party to the other Party or Parties pursuant to this Agreement.

2.6	“Deliverables” are the tangible results of the Project, such as reports, physical models, samples, and data records that are specifically mentioned in the Statement of Work and Deliverables as being deliverable.

2.7	“Intellectual Property” or “IP” is all rights in inventions {whether patentable or not), patents, copyright material, trade secrets, confidential information and bacterial, viral, plant, human, or animal material that has new genetic or other characteristics first produced by a Party.

IP-3	ARISING INTELLECTUAL PROPERTY: The Parties represent that, by law or contract, they will own any Arising IP created by their employees. A Party who is the sole owner of Arising IP is responsible for patenting and licensing its Arising IP, but is not obliged by this Agreement to patent its Arising IP. However, a Party who is unwilling to patent its Arising IP shall diligently do so if the other Party undertakes to pay all reasonable expenses incurred in obtaining and maintaining the patent.

IP-4	JOINTLY CREATED ARISING IP: In the case of Arising IP that was created by employees of two or more Parties, the other Parties hereby assigns their entire rights in that Arising IP to the NRC and agrees to execute and deliver any further documents and to give any further assurances that the NRC may request. It will then be regarded as the NRC’s Arising IP and that Arising IP shall be treated as the NRC’s Arising IP for all purposes under this Agreement.

IP-5	SHARING INFORMATION: The Parties shall keep each other promptly informed of Arising IP. Each Party shall give the other, for information only, a copy of any patent application for Arising IP immediately upon filing the application, and a copy of related correspondence with a patent office if requested, and the information contained in such documents and correspondence will be maintained in confidence.

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National Research Council Canada	Conseil national de recherches Canada	Collaborative Research Agreement
Non-Exclusive Licence Included ☐

Business Confidential-Protected B

IP-6	LICENCE OF THE NRC’S ARISING IP: The NRC and Collaborator-1 entered into a license agreement for certain NRC technologies signed by the NRC and Collaborator-1 on July 26th 2021 with NRC reference number A-0039781 (hereinafter referred to as the “NRC-Collaborator-1 License”). In case of creation of NRC’s Arising IP, the NRC undertakes to negotiate with the Collaborator-1 in good faith to settle the terms of an amendment to the NRC-Collaborator-1 License or a separate exclusive license agreement limited to intranasal vaccine applications which will allow Collaborator-1 to Commercially Exploit the NRC’s Arising IP, upon request by Collaborator-1 no later than six (6) months after the end of the Project and subject to obtaining the then required NRC’s management approvals.

IP-7	LICENCE OF OTHER PARTY’S ARISING IP: The other Parties hereby grant to the NRC a fully prepaid and royalty-free licence for all the other Party’s Arising IP and Background IP solely for research purposes within the NRC, for performing the Project. In addition, the other Party, at the NRC’s request, shall negotiate with the NRC in good faith to settle the terms of a licence which will allow the NRC to exploit the other Party’s Arising IP for research purposes and subject to obtaining the then required management approvals from the relevant Party(ies).

IP-8	NON-PROJECT TECHNOLOGY: If, in order to perform work in the course of the Project, a Party needs another Party’s IP that is not part of the Arising IP, a non-exclusive licence for that limited purpose is granted by this Agreement and terminates at the end of the Project. Any other licence must be negotiated.

IP-9	CONFIDENTIAL NON-PROJECT INFORMATION RESTRICTIONS: Unless otherwise stipulated in a separate agreement, the following provisions apply to Confidential Non-Project Information that is in electronic, written, graphic or other tangible form, including a physical object, that is clearly marked “Proprietary” or “Confidential” or with an equivalent legend, or that is oral information provided that at the time of disclosure the disclosing Party clearly identifies the confidential nature of such information and confirms such confidential nature by transmitting the information, in a written version that is marked as above, to the receiving Party within 20 days of disclosure. The receiving Party agrees not to disclose any Confidential Non-Project Information, including to any director, officer or employee of the receiving Party unless that individual needs the information to perform work in the course of the Project and is legally bound to keep confidences. In protecting Confidential Non-Project Information, the receiving Party must use at least the same degree of care as it uses to protect its own information of a similar nature, but not less than a reasonable degree of care. Unless specifically licensed, Confidential Non-Project Information may only be used by the receiving Party to perform work in the course of the Project. These obligations of confidentiality and protection will initially apply to Confidential Non-Project Information in the form of oral information but will cease to apply if the information is not provided in a written version within 20 days of disclosure. Notwithstanding the foregoing, the receiving Party may disclose the particulars of this Agreement to others of its officers and employees for internal administrative and business purposes, to the extent that such disclosure does not result in a public release of such information.

IP-10	END OF CONFIDENTIAL NON-PROJECT INFORMATION RESTRICTIONS: Unless otherwise stipulated in a separate agreement, all obligations of confidentiality and restrictions on the use of Confidential Non-Project Information in this Agreement cease to apply five (5) years after the expiration of this Agreement and such obligations and restrictions do not apply to information that can be proved to be:

10.1	independently developed by the receiving Party without reference to or use of the confidential information of the other Party;

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